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EXHIBIT 16.1


                      [Comiskey & Company, P.C. Letterhead]

July 11, 2007



U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

      Re:    Raptor Networks Technology, Inc.
             File No. 000-51443

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Raptor Networks Technology, Inc. dated July 11, 2007, for the event that occurred on July 6, 2007, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ COMISKEY & COMPANY
PROFESSIONAL CORPORATION

Denver, Colorado